UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019
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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AEIS	NASDAQ Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.
Acquisition of Artesyn’s Embedded Power Business
On May 14, 2019, Advanced Energy Industries, Inc., a Delaware corporation (the “Company”) , entered into a Stock Purchase Agreement (the “Acquisition Agreement”) with Artesyn Embedded Technologies, Inc., a Florida Corporation (“Artesyn”), Pontus Holdings, LLC, a Delaware limited liability company (“Parent”), and Pontus Intermediate Holdings II, LLC, a Delaware limited liability company (“Seller”) to acquire Artesyn’s Embedded Power business.
Pursuant to the Acquisition Agreement: (i) Parent, Seller and Artesyn have agreed to effect a business reorganization transaction (the “Corporate Reorganization”) whereby Artesyn’s embedded computing and consumer businesses would be divested into two new separate companies (“EC Legacy” and “Consumer Legacy”, respectively); and (ii) following the consummation of the Corporation Reorganization, the Company would acquire Artesyn’s remaining embedded power business, through the acquisition of all of Artesyn’s issued and outstanding shares from Seller, for a base purchase price of $400 million consisting of approximately $364 million in cash and assumption of approximately $36 million of liabilities, subject to final adjustments, including working capital as of the closing (the “Share Sale”, and together with the Corporation Reorganization, the “Transaction”). The Acquisition Agreement contains customary representations and warranties from Parent, Seller, Artesyn and the Company. The Acquisition Agreement also contains customary covenants from EC Legacy and Consumer Legacy. In connection with, and following, the closing of the Transaction, Artesyn, on one hand, and EC Legacy and Consumer Legacy, on the other hand, have agreed to provide the other with certain transition services, contract manufacturing services and subleased space for certain periods of time.
Completion of the Transaction is subject to customary closing conditions, including (i) the completion of the Corporate Reorganization, (ii) the absence of injunctions or other legal restraints prohibiting the Transaction, (iii) expiration or early termination of any regulatory waiting periods and receipt of required regulatory approvals, (iv) the accuracy of the representations and warranties of Parent, Seller, Artesyn and the Company, (v) compliance by Parent, Seller, Artesyn and the Company with their respective covenants, (vi) the absence of a material adverse effect on Artesyn and (vii) the absence of any action by a governmental entity challenging the Transaction. The Company’s obligations under the Acquisition Agreement are not subject to any financing condition; however, if the Company is unable to obtain the requisite financing to consummate the Share Sale, a $20 million reverse break fee may be due and payable by the Company to Parent and Seller. The Company intends to assign the Acquisition Agreement to its newly formed, wholly-owned subsidiary, Armor Acquireco, Inc., a Delaware corporation. The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
The Acquisition Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Parent, Seller, Artesyn, the Company or their respective subsidiaries and affiliates. The Acquisition Agreement contains representations and warranties by the Company, on the one hand, and Artesyn, Parent and Seller, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Acquisition Agreement, including information in confidential disclosure letters delivered by each party in connection with the signing of the Acquisition Agreement. Moreover, certain representations and warranties in the Acquisition Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Artesyn, Parent and Seller, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Acquisition Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company or Artesyn at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Commitment Letter
In connection with the Acquisition Agreement, the Company entered into a senior unsecured debt commitment letter (the “Commitment Letter”) dated as of May 14, 2019, with Bank of America, N.A. (“BOA”), HSBC Bank USA N.A. (“HSBC”), Bank of the West (“Bank of the West”) and Citibank N.A. (“Citibank”) (“BOA”, and together with HSBC, Bank of the West and Citibank, the “Commitment Parties”), pursuant to which, among other things, the Commitment Parties have committed to provide the Company with debt financing in the aggregate principal amount of up to $500,000,000, consisting of $350,000,000 of a senior unsecured term loan A facility and $150,000,000 of a senior unsecured revolving facility.
The Commitment Parties’ obligations under the Commitment Letter are subject to certain conditions, including consummation of the Transaction in accordance with the Acquisition Agreement; the negotiation and execution of definitive documentation consistent with the Commitment Letter; delivery of certain pro forma and other financial information; subject to certain limitations, the absence of a material adverse effect on Artesyn; the accuracy of specified representations and warranties of Artesyn in the Acquisition Agreement and specified representations and warranties of the Company to be set forth in the definitive loan documents; and other customary closing conditions. The Company intends to enter into a definitive loan documents consistent with the terms of the Commitment Letter. The Commitment Letter contains, and resulting loan documents will contain, other customary terms and conditions. The term loan A facility and revolving facility will have a maturity of five years and the proceeds will be used to finance the acquisition, for working capital purposes and general corporate purposes.
Item 7.01 Regulation FD Disclosure.
On May 15, 2019, the Company issued a press release announcing its entry into the Acquisition Agreement.  A copy of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
On May 15, 2019, the Company made available to investors an investor presentation in connection with the execution of the Acquisition Agreement.  A copy of that investor presentation is filed as Exhibit 99.2 hereto and is incorporated herein by reference.
The information furnished in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
This Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the control of the Company, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: (1) the risk that the Transaction does not close; (2) the ability of the owners of Artesyn to successfully complete the business reorganization whereby Artesyn’s embedded computing and consumer businesses would be divested into two new separate companies; (3) risks that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals for the Transaction from governmental authorities are not obtained; (4) litigation relating to the Transaction; (5) the ability of the Company to successfully integrate Artesyn's operations and employees; (6) the risks that the transition services and interim contract manufacturing arrangements among the parties operate as planned; (7) unexpected costs, charges or expenses resulting from the Transaction; (8) risks that the proposed Transaction disrupts the current plans and operations of the Company and Artesyn; (9) the ability to realize the projected revenue, addressable market, synergy, earnings, EPS, margin expansion, cost savings and de-levering estimates and goals as described in the release and in the investor presentation; (10) competition from larger and more established companies in Artesyn’s markets; (11) the Company’s ability to successfully grow Artesyn's business; (12) potential adverse reactions (including customer reaction) or changes to business relationships resulting from the announcement or completion of the Transaction; (13) the availability and terms of the financing to be incurred in connection with the Transaction; (14) the retention of key employees; and (15) legislative, regulatory, tariff (and in particular, U.S. tariffs and China retaliatory actions) and economic developments, including changing business conditions in the industrial power supply industry overall and the economy in general as well as financial performance and expectations of the Company’s and Artesyn’s existing and prospective customers. For additional disclosure regarding these and other risks faced by the Company, see the disclosures contained in the Company’s Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that the Company periodically files with the Securities and Exchange Commission. Actual results may differ materially from those contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and the Company does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Stock Purchase Agreement, dated May 14, 2019, by and among Advanced Energy Industries, Inc., , Artesyn Embedded Technologies, Inc., Pontus Intermediate Holdings II, LLC and Pontus Holdings, LLC *

99.1	Press Release, dated May 15, 2019

99.2	Investor Presentation, dated May 15, 2019

* Schedules, exhibits, and similar supporting attachments or agreements to the Stock Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K.  Advanced Energy Industries, Inc. agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Paul Oldham
Date: May 15, 2019	Paul Oldham
Chief Financial Officer & Executive Vice President